                                                                      Exhibit 11


                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS


                              Three Months Ended March 31,
                            -------------------------------
                                   1998           1997
                            -------------------------------
Earnings per common share

  Basic and diluted                  ($0.25)       $   0.38

Average shares outstanding

  Basic and diluted                 668,360         637,160